Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

16 November 2023

raymond.ng@harneys.com

+852 5806 7883

062106-0001--RLN

Able View Global Inc.

4th Floor, Harbour Place

103 South Church Street, P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Able View Global Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including the related prospectus (the Prospectus) all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offer and sale by certain shareholders of the Company of up to 14,147,750 class B ordinary shares, par value of $0.0001 per share in the capital of the Company (the Shares). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement to be filed by the Company with the Commission in connection with the offering.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands,

1.	The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands.

2.	The Shares to be offered and sold by the selling shareholders of the Company as contemplated by the Registration Statement have been duly authorised, validly allotted, issued, fully paid and there will be no further obligation of the holders of any of the Shares to make any further payment to the Company in respect of such Shares.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | JP Engwirda | Y Fan

P Kay | MW Kwok | IN Mann | R Ng | ATC Ridgers | PJ Sephton

605412926.1

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore www.harneys.com

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Form F-1, which is incorporated by reference into the Registration Statement, and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities” and “Taxation” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 11 October 2022;

2	The amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 17 August 2023 (the M&A)

3	the Certificate of Good Standing in respect of the Company issued by the Registrar of Companies dated 8 November 2023;

4	the register of members of the Company provided to us on 15 November 2023; and

5	the register of directors and officers of the Company provided to us on 15 November 2023;

Copies of 1 - 4 above have been provided to us by the Company’s registered office in the Cayman Islands (the Corporate Documents, and together with 5 and 6 below, the Documents).

6	Copies of the unanimous written resolutions of the shareholders of the Company dated 2 June 2023 and 17 August 2023;

7	Copies of the unanimous written resolutions of the directors of the Company dated 2 June 2023 and 17 August 2023 (together with 6 above, the Resolutions); and

8	The Registration Statement.

Schedule 2

Assumptions

1	Authenticity of Documents. Copies documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all material changes have been so indicated.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

4	Resolutions. The Resolutions remain in full force and effect.

5	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

6	Directors. The board of directors of the Company considers the execution of the Transactions to be in the best interests of the Company and no director has a financial interest in or other relationship to a party or the transactions contemplated by the Transactions which has not been properly disclosed in the Resolutions.

Schedule 3

Qualifications

1	We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

4	Under Cayman Islands law, the register of members is prima facie evidence of title to shares and such register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position.

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